UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒           Definitive Information Statement

STEEL EXCEL INC.
(Name of Registrant as Specified in Its Charter)

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NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Steel Excel Inc.
1133 Westchester Avenue, Suite N222
White Plains, New York 10604

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF STEEL EXCEL INC. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Dear Steel Excel Inc. Stockholders:

Please be advised that on May 28, 2015, the Board of Directors approved the following corporate actions: 1) to adopt a new protective amendment to our Certificate of Incorporation that restricts certain transfers of our common stock in order to preserve the tax treatment of our net operating losses and other tax benefits and 2) to adopt an amendment to our Tax Benefit Preservation Plan in order to extend the expiration date of the rights granted thereunder for an additional three-year period, from May 28, 2015 to May 28, 2018 (together, the “Corporate Actions”). The Corporate Actions are subject to the ratification by the holders of a majority of our issued and outstanding common stock, par value $.001 per share (the “Common Stock”). On May 28, 2015, SPH Group Holdings, LLC, the holder of approximately 57.2% of our Common Stock, approved by written consent the Corporate Actions.

For more information concerning the Corporate Actions, please see the attached Notice and the accompanying Information Statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By order of the Board of Directors,

/s/ Warren G. Lichtenstein
WARREN G. LICHTENSTEIN
Chairman

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the corporate actions, passed upon the merits or fairness of the corporate actions or passed upon the adequacy or accuracy of the disclosures in this letter to stockholders or the accompanying notice and Information Statement. Any representation to the contrary is a criminal offense.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

STEEL EXCEL INC.
1133 Westchester Avenue, Suite N222
White Plains, New York 10604

DATE FIRST MAILED TO STOCKHOLDERS: July 1, 2015

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF STEEL EXCEL INC.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY

GENERAL INFORMATION

To the stockholders of Steel Excel Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Steel Excel Inc., a corporation incorporated in Delaware (“we,” “us,” “our,” “Steel Excel,” or the “Company”), to notify our stockholders about certain corporate actions that the holders of a majority of the Company’s issued and outstanding shares of common stock, par value $.001 per share (the “Common Stock”) have approved by written consent, in lieu of a special meeting of the Company’s stockholders. The actions were taken on May 28, 2015 and will become effective on a date that is at least 20 calendar days after the mailing of the Information Statement.

On May 28, 2015, the Board of Directors of the Company approved the below-mentioned corporate actions and authorized submission of the matters for the approval of the majority of the Company’s issued and outstanding shares of Common Stock. SPH Group Holdings, LLC (“SPHG Holdings”), the holder of approximately 57.2% of our Common Stock and an entity affiliated with certain of our directors and officers, approved the actions by written consent in lieu of a meeting on May 28, 2015, in accordance with the Delaware Business Corporation Law (the “DGCL”). Accordingly, neither your vote nor your consent is required and neither is being solicited in connection with the approval of the actions.

June 26, 2015 is the record date (the “Record Date”) for the determination of the Company’s stockholders who are entitled to receive this Information Statement.

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished pursuant to Section 14 of the Exchange Act to the stockholders of the Company to notify such stockholders of the following:

On May 28, 2015, a majority of the Company’s issued and outstanding shares of Common Stock took action in lieu of a special meeting of the Company’s stockholders authorizing the Company to: 1) adopt a new protective amendment to the Certificate of Incorporation that restricts certain transfers of the Company’s Common Stock in order to preserve the tax treatment of the Company’s net operating losses and other tax benefits and 2) adopt an amendment to the Company’s Tax Benefit Preservation Plan in order to extend the expiration date of the rights granted thereunder for an additional three-year period, from May 28, 2015 to May 28, 2018 (together, the “Corporate Actions”). We urge you to read the entire Information Statement included with this Notice carefully for a more complete description of these matters.

Pursuant to Rule 14c−2 under the Exchange Act, the Corporate Actions will not be taken until a date at least 20 calendar days after the definitive form of the accompanying Information Statement is first mailed to the Company’s stockholders. Since the definitive form of the accompanying Information Statement is first being mailed to our stockholders on July 1, 2015, the Corporate Actions may be made on or after July 20, 2015. As the matters set forth in this Notice and accompanying Information Statement has been duly authorized and approved by the written consent of the holders of a majority of the voting power of the Company’s issued and outstanding voting securities, your vote or consent is not requested or required to approve the Corporate Actions.  The accompanying Information Statement is provided solely for your information and we are not, by sending this Information Statement, asking any of our stockholders to vote.

By order of the Board of Directors,

/s/ Warren G. Lichtenstein
WARREN G. LICHTENSTEIN
Chairman

White Plains, New York
June 29, 2015

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the corporate actions, passed upon the merits or fairness of the corporate actions or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying Information Statement. Any representation to the contrary is a criminal offense.

STEEL EXCEL INC.
1133 Westchester Avenue, Suite N222
White Plains, New York 10604

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

ABOUT THIS INFORMATION STATEMENT

General

This Information Statement is being furnished by Steel Excel Inc., a Delaware corporation (“we,” “us,” “our,” “Steel Excel” or the “Company”), to advise our stockholders of the following corporate actions approved by the Company’s Board of Directors (the “Board”) and the holder of a majority of the Company’s issued and outstanding shares of common stock, par value $.001 per share (the “Common Stock”): 1) to adopt a new protective amendment to the Certificate of Incorporation that restricts certain transfers of the Company’s Common Stock in order to preserve the tax treatment of the Company’s net operating losses and other tax benefits (the “Protective Amendment”) and 2) to adopt an amendment to the Company’s Tax Benefit Preservation Plan in order to extend the expiration date of the rights granted thereunder for an additional three-year period, from May 28, 2015 to May 28, 2018  (the “Plan Amendment” and together with the Protective Amendment, the “Corporate Actions”).

This Information Statement is first being mailed on or about July 1, 2015 to stockholders of record of the Company as of June 26, 2015 (the “Record Date”), and is being delivered to inform you of the Corporate Actions described in more detail herein before they take effect in accordance with Rule 14c−2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You are urged to review this Information Statement for a more complete description of the Corporate Actions.

In addition, the Corporate Actions, will not become effective until at least July 20, 2015, which is more than 20 calendar days following the date on which this Information Statement was first sent to our stockholders.

Our principal executive offices are located at 1133 Westchester Avenue, Suite N222, White Plains, New York, 10604 and our main telephone number is (914) 461-1300.

Our Company

We are a Delaware corporation with our principal executive offices located at 1133 Westchester Avenue, Suite N222, White Plains, New York 10604. Steel Excel and its subsidiaries, currently operate in two reporting segments - Energy and Sports. Through its wholly-owned subsidiary Steel Energy Services Ltd., the Company’s Energy business provides drilling and production services to the oil and gas industry. Through its wholly-owned subsidiary Steel Sports Inc., the Company’s Sports business provides event-based sports services and other health-related services. The Company also makes significant non-controlling investments in entities in industries related to its reporting segments as well as entities in other unrelated industries. The Company continues to identify business acquisition opportunities in both the Energy and Sports industries as well as in other unrelated industries.  Steel Excel is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “SEC”) relating to its business, financial condition and other matters.

Approval of the Corporate Actions by Our the Board of Directors

On May 28, 2015 our Board approved the Corporate Actions.

The Action by Written Consent

As explained below, the Corporate Actions were adopted by the Board in an effort to protect stockholder value by preserving the Company’s ability to use its net operating losses and other tax benefits (collectively, “NOLs”) and the Board recommended that the Corporate Actions be presented for approval by a majority of our stockholders. Pursuant to Delaware General Corporate Law (“DGCL”), on May 28, 2015, SPH Group Holdings, LLC (the “Majority Stockholder” or “SPHG Holdings”), the holder of approximately 57.2% of our Common Stock, approved the Corporate Actions by written consent.

Our Certificate of Incorporation, Amended and Restated Bylaws, and Section 228 (“Section 228”) of the DGCL provide that stockholders may take action without a meeting of the stockholders and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Pursuant to Section 242 of the DGCL, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company’s Certificate of Incorporation. Stockholder approval of the Plan Amendment is not required by applicable law or by our Certificate of Incorporation, Amended and Restated Bylaws or other governing documents. Nonetheless, our Board has determined to request approval through a written consent of a majority of the outstanding voting power of our Common Stock to approve the adoption of both Corporate Actions.

 The Corporate Actions will become effective 20 calendar days after this Information Statement is first sent or given to our stockholders.

No Voting Required

We are not seeking a vote, authorizations, or proxies from you.

In connection with the Corporate Actions, the Board did not seek the approval of a vote by a majority of the shares of our Common Stock held by our unaffiliated stockholders.

Impact of the Corporate Actions on our Stockholders

As of April 15, 2015, we had 11,565,103 shares of Common Stock issued and outstanding and entitled to vote on the Corporate Actions, of which SPHG Holdings owns 6,611,799 shares, or approximately 57.2% of our Common Stock. The Corporate Actions could depress the value of our Common Stock in an amount that could more than offset any value preserved from protecting our NOLs if investors object to holding our Common Sock subject to the terms of the Corporate Actions.

Notice Pursuant to Section 228

Pursuant to Section 228, we are required to provide prompt notice of the taking of a corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228.

BACKGROUND TO THE CORPRORATE ACTIONS

Our previous business operations generated significant NOLs. Under federal tax laws, we generally can use our NOLs and certain related tax credits to reduce ordinary income tax paid in our prior two tax years or on our future taxable income for up to 20 years, when they “expire” for such purposes. Until they expire, we can “carry forward” NOLs and certain related tax credits that we do not use in any particular year to offset taxable income in future years.

As of December 31, 2014, we estimate that we have approximately $123.8 million of Federal NOLs available, net of $47.6 million of Federal NOLs that will not be utilized due to limitations under Section 382 of the Code (as defined below). While we cannot estimate the exact amount of NOLs that we can use to reduce future income tax liability because we cannot predict the amount and timing of our future taxable income, we believe our NOLs are a very valuable asset. Additionally, we take significant steps to protect our future ability to utilize these deferred tax assets.
The benefits of our NOLs would be reduced, and our use of the NOLs would be substantially delayed if we experience an “ownership change,” as determined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 382 of the Code, an “ownership change” occurs if, over a rolling three-year period, there has been an aggregate increase of 50 percentage points or more in the percentage of our Common Stock owned by one or more of our “5-percent stockholders” (as determined under the rules of Section 382 of the Code and the regulations and guidance thereunder).

If an ownership change were to occur, the limitations imposed by Section 382 of the Code could result in a material amount of our NOLs expiring unused.  This would significantly impair the value of our NOLs. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred, we currently believe that an ownership change has not occurred.

At our 2012 Annual Meeting of Stockholders, in order to preserve the tax benefits of our deferred tax assets, our stockholders approved the following two protective mechanisms, which were designed to prevent an unintentional Section 382 ownership change: 1) a protective amendment to our Certificate of Incorporation and 2) the Steel Excel Inc. Tax Benefit Preservation Plan (the “Plan”). Our Board expects to continue to use these deferred tax protections for the foreseeable future. However, the protective amendment expired according to its terms on May 18, 2015 and the Plan is set to expire according to its terms on May 28, 2015, following the 2015 Annual Meeting of Stockholders. The purpose of the Corporate Actions is to provide continued protection against a future ownership change that would further limit our use of NOLs.

After careful consideration, our Board of Directors believes the most effective way to preserve the benefits of our NOLs for long-term stockholder value is for our Board and a majority of the Company’s issued and outstanding Common Stock to approve: (i) the adoption of a new protective amendment to our Certificate of Incorporation (the “Protective Amendment “) to replace the previous protective amendment that expired on May 18, 2015 and (ii) the adoption of an amendment to the Plan, to extend the expiration date of the rights granted thereunder for an additional three-year period, from May 28, 2015 to May 28, 2018 (the “Plan Amendment” and together with the Plan, the “Amended Plan”). The Protective Amendment, which is designed to block transfers of our Common Stock that could result in an ownership change, is described below under Corporate Action 1, and its full terms can be found in the accompanying Appendix A. The Plan Amendment, extending the effectiveness of the Plan, which is designed to deter transfers of our Common Stock that could result in an ownership change, is described below under Corporate Action 2, and its full terms can be found in the accompanying Appendix B.

It is important to note that neither measure offers a complete solution and an ownership change may occur despite the adoption of the Protective Amendment and the Plan Amendment. There are limitations on the enforceability of the Protective Amendment against stockholders that may allow an ownership change to occur, and the Amended Plan may deter, but ultimately cannot block, transfers of our Common Stock that might result in an ownership change. The limitations of these measures are described in more detail below. Because of their individual limitations, both measures are needed and they will serve as important tools to help prevent an ownership change that could substantially reduce or eliminate the significant long-term potential benefits of our NOLs.

CORPORATE ACTION 1

APPROVAL OF A PROTECTIVE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION THAT
RESTRICTS CERTAIN TRANSFERS OF THE COMPANY’S COMMON STOCK

Introduction

The Protective Amendment is designed to impose certain restrictions on transfers of our Common Stock or other interests that would be treated as our “stock” for purposes of Section 382 of the Code. The restrictions in the Protective Amendment were designed to prevent transfers of our Common Stock that could otherwise result in an ownership change under Section 382 and, therefore, adversely affect our ability to utilize NOLs to offset our taxable income for U.S. federal income tax purposes.

The purpose of the Protective Amendment is to assist us in protecting long-term value to the Company of its accumulated NOLs by limiting direct or indirect transfers of our Common Stock that could affect the percentage of stock that is treated as being owned by a holder of 4.9% of our Common Stock. In addition, the Protective Amendment includes a mechanism to block the impact of such transfers while allowing purchasers to receive their money back from prohibited purchases.

On May 28, 2015, our Board adopted the Protective Amendment and, in connection with the approval of the Protective Amendment, approved the filing of an Amended and Restated Certificate of Incorporation. On May 28, 2015, the Majority Stockholder approved the Protective Amendment. The Protective Amendment will, among other items, set the effective date of the Protective Amendment as July 20, 2015 and the expiration date of the Protective Amendment as July 20, 2018. All of the other terms of the Protective Amendment remain the same as the Company’s previous protective amendment, approved by the stockholders at the 2012 Annual Meeting of Stockholders, which expired on May 18, 2015. The Protective Amendment, which was approved by the Majority Stockholder, will be effected by filing an Amended and Restated Certificate of Incorporation that includes the changes indicated in the Protective Amendment with the Office of the Secretary of State of the State of Delaware.

Description of the Protective Amendment

The Protective Amendment, which was adopted by our Board on May 28, 2015 and approved by the Majority Stockholder on May 28, 2015, and which becomes effective on July 20, 2015, added a new Article Fourteen to our Certificate of Incorporation in an attempt to help reserve certain tax benefits primarily associated with our NOLs. The Protective Amendment will expire according to its terms on July 20, 2018. The following description of the Protective Amendment is qualified in its entirety by reference to the full text of the Protective Amendment, which is attached hereto as Appendix A.

Prohibited Transfers.  The Protective Amendment generally restricts any direct or indirect transfer (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if the effect would be to:

   •   increase the direct or indirect ownership of our Common Stock by any Person or Persons (as defined below) from less than 4.9% to 4.9% or more of our Common Stock; or

   •   increase the ownership percentage of a Person owning or deemed to own 4.9% or more of our Common Stock (which includes, without limitation, Steel Holdings and its affiliates).

“Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct or indirect) of our Common Stock would exceed the 4.9% thresholds discussed above, or to Persons whose direct or indirect ownership of our Common Stock would by attribution cause another Person to exceed such threshold. Complicated common stock ownership rules prescribed by the Code (and regulations promulgated thereunder) will apply in determining whether a Person is a 4.9% stockholder under the Protective Amendment. A transfer from one member of a “public group” (as that term is defined under Section 382) to another member of the same public group does not increase the percentage of our Common Stock owned directly or indirectly by the public group and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of our Common Stock owned by, any stockholder, we will be entitled to rely on the existence or absence of certain public securities filings as of any date, subject to our actual knowledge of the ownership of our Common Stock. The Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of our Common Stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our Common Stock.

These transfer restrictions may result in the delay or refusal of certain requested transfers of our Common Stock, or prohibit ownership (thus requiring dispositions) of our Common Stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our Common Stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to our Common Stock to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

Consequences of Prohibited Transfers.  Any direct or indirect transfer attempted in violation of the Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our Common Stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such Common Stock, or in the case of options, receiving our Common Stock in respect of their exercise. In this Information Statement, our Common Stock purportedly acquired in violation of the Protective Amendment is referred to as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

To the extent permitted by law, any stockholder who knowingly violates the Protective Amendment will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use our NOLs and any professional fees incurred in connection with addressing such violation.

With respect to any transfer of Common Stock that does not involve a transfer of our “securities” within the meaning of the DGCL but that would cause any stockholder of 4.9% or more of our stock to violate the Protective Amendment, the following procedure will apply in lieu of those described above: In such case, such stockholder and/or any person whose ownership of our securities is attributed to such stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such holder not to be in violation of the Protective Amendment, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

Public Groups; Modification and Waiver of Transfer Restrictions.  In order to facilitate sales by stockholders into the market, the Protective Amendment permits otherwise prohibited transfers of our Common Stock where the transferee is a public group. These permitted transfers include transfers to new public groups that would be created by the transfer and would be treated as a 4.9% stockholder.

In addition, our Board will have the discretion to approve a transfer of our Common Stock that would otherwise violate the transfer restrictions if it determines that the transfer is in our and our stockholders’ best interests. If the Board decides to permit such a transfer, that transfer or later transfers may result in an ownership change that could limit our use of our NOLs. In deciding whether to grant a waiver, the Board may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382. In addition, the Board may request relevant information from the acquirer and/or selling party in order to determine compliance with the Protective Amendment or the status of our federal income tax benefits, including an opinion of counsel selected by the Board (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs under Section 382. If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

In the event of a change in law, the Board will be authorized to modify the applicable allowable percentage ownership interest (currently 4.9%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the Board determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the NOLs or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Our stockholders will be notified of any such determination through a filing with the SEC or such other method of notice as our Secretary shall deem appropriate.

The Board may establish, modify, amend or rescind our Bylaws, regulations and procedures for purposes of determining whether any transfer of Common Stock would jeopardize our ability to use our NOLs.

Implementation of Protective Amendment and Expiration of the Protective Amendment

Promptly following the receipt of approval by the Majority Stockholder, but not less than 20 calendar days after the mailing of this Information Statement, we intend to file an Amended and Restated Certificate of Incorporation that includes the changes indicated in the Protective Amendment with the Secretary of State of the State of Delaware, whereupon the Protective Amendment will become effective. We intend thereafter to enforce the restrictions in the Protective Amendment to preserve the future use of our NOLs. We also intend to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our Common Stock in uncertificated form and to disclose such restrictions to the public generally.

The Protective Amendment will expire on the earliest of (i) the close of business on July 20, 2018, (ii) the repeal of Section 382 of the Code or any successor statute if our Board determines that the Protective Amendment is no longer necessary or desirable for the preservation of our NOLs, (iii) the close of business on the first day of our taxable year as to which the Board determines that none of our NOLs may be carried forward, (iv) such date as the Board otherwise determines that the Protective Amendment is no longer necessary for the preservation of our NOLs, and (v) the final adjournment of 2016 Annual Meeting of Stockholders if approval by a majority of the stockholders voting at such meeting has not been received. The Board may also accelerate or extend the expiration date of the Protective Amendment in the event of a change in the law; provided that the Board has determined that such action is reasonably advisable to preserve the NOLs or that continuation of the restrictions contained in the Protective Amendment is no longer reasonably necessary for the preservation of the NOLs.

Effectiveness and Enforceability

Although the Protective Amendment is intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur given that:

   •   Our Board can permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in our and our stockholders’ best interests.

   •   A court could find that part or all of the Protective Amendment is not enforceable, either in general or as to a particular fact situation. Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation is conclusively presumed to have acted for a reasonable purpose when restricting the transfer of its securities in its certificate of incorporation for the purpose of maintaining or preserving any tax attribute (including NOLs). Delaware law provides that transfer restrictions with respect to shares of our Common Stock issued prior to the effectiveness of the restrictions will be effective against (i) stockholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of such shares if (A) the transfer restriction is conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). We intend to cause shares of our Common Stock issued after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Delaware law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our Common Stock in uncertificated form. Because the Protective Amendment has only been approved by the Majority Stockholder, it may be difficult for us to assert that a stockholder who acquired their shares prior to the Protective Amendment is subject to the Protective Amendment. However, we may make the assertion that the Protective Amendment is substantially similar to the previous protective amendment, which was approved at the 2012 Annual Meeting of Stockholders. Additionally, we intend to submit for stockholder approval at the 2016 Annual Meeting of Stockholders, a proposal to approve the Protective Amendment. We intend to take the position that all stockholders who acquired shares prior to the adoption of the Protective Amendment voted in favor of the previous protective amendment. Furthermore, if the Protective Amendment is approved at the 2016 Annual Meeting of Stockholders, it will strengthen our assertion that stockholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, unless a stockholder establishes that it did not vote in favor of the Protective Amendment. We may also assert that transferees had actual knowledge of the transfer restrictions and have waived the right to challenge and cannot otherwise challenge the enforceability of the Protective Amendment. Nonetheless, a court could find that the Protective Amendment is unenforceable, either in general or as applied to a particular stockholder or fact situation.

   •   Despite the adoption of the Protective Amendment, there is still a risk that certain changes in relationships among stockholders or other events could cause an ownership change under Section 382. Accordingly, we cannot assure you that an ownership change will not occur despite the adoption of the Protective Amendment. However, the Board and the Majority Stockholder have also adopted the Plan and Plan Amendment, which is intended to act as a deterrent to any person acquiring more than 5% of our stock and endangering our ability to use our NOLs.

As a result of these and other factors, the Protective Amendment serves to reduce, but does not eliminate, the risk that we will undergo an ownership change.

Section 382 Ownership Change Determinations

The rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 ownership change has occurred include the following:

  •   All stockholders who each own less than 5% of our Common Stock are generally (but not always) treated as a single “5-percent stockholder” (referred to as a “public group”) for purposes of Section 382. Transactions in the public markets among stockholders who are members of a public group are generally (but not always) excluded from the Section 382 calculation.

  •   There are several rules regarding the aggregation and segregation of stockholders who otherwise do not qualify as Section 382 “5-percent stockholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

  •   Acquisitions by a person that cause the person to become a Section 382 “5-percent stockholder” generally result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

  •   Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

  •   Our redemption or buyback of our Common Stock may increase the ownership of any Section 382 “5-percent stockholders” (including groups of stockholders who are not themselves 5-percent stockholders) and can contribute to an ownership change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a Section 382 “5-percent stockholder,” resulting in a 5% (or more) change in ownership.

CORPORATE ACTION 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S TAX BENEFIT PRESERVATION PLAN TO EXTEND THE
EXPIRATION DATE OF THE RIGHTS GRANTED THEREUNDER

Amendment of the Plan

The Plan is generally designed to deter any person from acquiring our Common Stock (or any interest in our Common Stock) if the acquisition would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a “group” under the federal securities laws) owning 5% or more of our then-outstanding Common Stock.

The Plan is intended to protect stockholder value by attempting to preserve our ability to use our NOLs to reduce our future income tax liability. Because of the limitations of the Protective Amendment in preventing transfers of our Common Stock that may result in an ownership change, as further described above under Corporate Action 1, the Board believes it is in our and our stockholders’ best interests to extend the expiration date of the Plan so that it can continue in effect.

On May 28, 2015, our Board approved and adopted the Plan Amendment, which revised the Plan’s definition of “Expiration Date” and extended the term of the Plan for three years and the Plan Amendment was subsequently executed by the Company and ComputerShare Trust Company, N.A., the Rights Agent.  All of the other terms of the Plan remain the same. Pursuant to the Plan Amendment, the rights issued under the Plan are set to expire on September 30, 2015 unless the Majority Stockholder approves the Plan Amendment and submits the required written consent to the Company.

The following description of the Plan and the Plan Amendment is qualified in its entirety by reference to the text of the Plan Amendment, which can be found in the accompanying Appendix B and the text of the Plan, which was previously approved at the 2012 Annual Meeting of Stockholders and filed with the SEC. Please read each of the Plan Amendment and the Plan in its entirety, as the discussion below is only a summary.

Description of the Plan

Dividend of Rights

On December 20, 2011, our Board adopted the Plan, and on such date declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of our Common Stock payable to holders of record as of the close of business on January 4, 2012. The Rights are not currently exercisable. If they were exercisable, each Right would entitle the registered holder to purchase, for the initial purchase price of $233.00 (the “Purchase Price”), one one-thousandth of a share of our series B participating preferred stock, par value $0.001 per share (the “Series B Preferred Stock”), subject to adjustment.

Unless and until the Plan is triggered and the Rights become exercisable, the Rights are deemed to be represented solely by our Common Stock certificates and otherwise deemed attached to our Common Stock whether or not in certificate form. The Rights may only be transferred with the corresponding shares of Common Stock. Also, Rights will be issued with any future shares of our Common Stock that we issue prior to the date the Plan is triggered.

Distribution Date

The Plan is triggered upon the earlier of (i) the close of business on the 10th business day after the date (the “Stock Acquisition Date”) of the announcement that a person has become an Acquiring Person (as defined below) and (ii) the close of business on the 10th business day (or such later day as may be designated by our Board prior to a Stock Acquisition Date) after the date of the commencement of a tender or exchange offer by any person which could, if consummated, result in such person becoming an Acquiring Person. The date that the Rights become exercisable is referred to as the “Distribution Date.”

After any person becomes an Acquiring Person, then, on and after the Distribution Date, subject to certain exceptions and adjustments in the Plan, each Right (other than Rights beneficially owned by an Acquiring Person and certain transferees thereof) will entitle the holder to purchase for the Purchase Price a number of shares of our Common Stock (or in lieu thereof, in certain circumstances, shares of Series B Preferred Stock with an equivalent current market price) equal to the quotient of (i) two times the Purchase Price divided by (ii) the then-current market price of our Common Stock. The initial Purchase Price is set at $233.00 and is subject to anti-dilution adjustments under the terms of the Plan.

Acquiring Person

An “Acquiring Person” means, in general, any person or group that has become a “5-percent stockholder” of our securities, other than (i) the Company and its subsidiaries, their employee benefit plans and compensation arrangements and entities and trustees holding securities for such employee benefit plans and compensation arrangements; (ii) certain existing “5-percent stockholders” (each a “grandfathered person”) so long as each such stockholder does not acquire more than one-tenth of one percentage point as compared to their ownership prior to the public announcement of the Plan, subject to the below exceptions; (iii) certain persons that become “5-percent stockholders” as a result of a redemption or repurchase by us of our securities, so long as such stockholder does not increase their ownership of our securities by more than one-tenth of one percentage point as compared to their ownership prior to the amount held by such person on or after the date of such redemption or repurchase, other than as a result of a stock dividend, stock split or similar transaction effected by the Company, or a subsequent redemption or repurchase by us of our securities; (iv) any person or group that our Board determines, in its sole discretion, has inadvertently become a “5-percent stockholder” (or inadvertently failed to continue to qualify as a “grandfathered person”), so long as such person or group promptly divests sufficient securities of the Company so as to no longer own 5% of our securities (or, in the case of any person or group that has inadvertently failed to qualify as a “grandfathered person,” our securities that caused such person or group to fail to qualify as a “grandfathered person”); (v) any person or group that has become a “5-percent stockholder” if our Board determines, in good faith, that such person’s or group’s attainment of “5-percent stockholder” status has not jeopardized or endangered our utilization of our NOLs or is otherwise in our best interests; provided that such a person or group shall be an “Acquiring Person” if the Board makes a contrary determination in good faith; and (vi) any person that beneficially owns at least a majority of our Common Stock following consummation of a “qualified offer” (as defined in the Plan).  The determination of whether any person or group is or were to become a “5-percent stockholder” is determined under the rules of Section 382 of the Code and the regulations and guidance thereunder.

“Grandfathered persons” are permitted to increase their ownership by more than one-tenth of one percentage point as compared to their ownership prior to the public announcement of the Plan, if the increase occurs as a result of (A) the exercise of any option, warrant or convertible instrument to purchase our securities that such persons held prior to the public announcement of the Plan, (B) a stock dividend, stock split, reverse stock split or similar transaction we effect, (C) any redemption or repurchase of our securities by us, or (D) (1) any transfer to such persons of our securities by us, or (2) any open market purchase of our securities by such person, in each case if the Board determines, in its sole discretion, that such transfer or open market purchase would not jeopardize or endanger our utilization of the NOLs or is otherwise in our best interests.

Terms of Rights

The Rights are not exercisable until the Distribution Date. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of our Common Stock as of the close of business on the Distribution Date (other than any Acquiring Person) and the Rights will thereafter be evidenced solely by such separate Right certificates. The Rights will expire upon the earliest of (i) the close of business on May 28, 2018, (ii) the time at which all Rights are redeemed or exchanged as provided in the Plan, (iii) the first day of our taxable year as to which our Board determines that no NOLs may be carried forward, (iv) a date prior to a Stock Acquisition Date on which our Board determines that a limitation on the use of our NOLs under Section 382 would no longer be material to us, (v) the repeal or amendment of Section 382 or any successor statute, if the Board determines that the Plan is no longer necessary for the preservation of our NOLs, and (vi) September 30, 2015, if the Majority Stockholder does not submit prior to this date, its written consent to the Company regarding the approval of the Plan Amendment and the Company has not distributed to its stockholders an Information Statement regarding the Corporate Actions.

The Purchase Price payable and the number of shares of preferred stock or other securities or property issuable upon exercise of the Rights are subject to adjustment in the event of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of our Common Stock or Series B Preferred Stock, as the case may be (other than distribution of the Rights or regular quarterly cash dividends) or otherwise.

Terms of Series B Preferred Stock

The following is a description of the Series B Preferred Stock underlying the Rights, which are not currently exercisable. When the Rights become exercisable, they convert to the right to purchase our Common Stock.

Shares of Series B Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series B Preferred Stock will be entitled, when, as and if declared, to a quarterly dividend payment of an amount equal to 1,000 times the aggregate per share amount of all cash dividends or other distributions and 1,000 times the aggregate per share amount of all non-cash dividends or other distributions (other than (i) a dividend payable in shares of our Common Stock or (ii) a subdivision of the outstanding shares of our Common Stock (by reclassification or otherwise)), declared on the Common Stock. In the event of our liquidation, dissolution or winding up, the holders of the Series B Preferred Stock will be entitled to a payment of the greater of: (a) $1.00 per share (plus any accrued but unpaid dividends and distributions thereon) or (b) an amount equal to 1,000 times the payment made per share of Common Stock. Each share of Series B Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of our Common Stock are converted or exchanged, each share of Series B Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

Because of the nature of the Series B Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Series B Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of our Common Stock.

Exercise and Exchange of Rights

The Rights become exercisable upon the Distribution Date. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of our Common Stock as of the close of business on the Distribution Date (other than any Acquiring Person) and the Rights will thereafter be evidenced solely by such separate Right certificates. Each holder of a Right, other than Rights owned by any Acquiring Person (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right (including payment of the Purchase Price) for the Purchase Price a number of shares of our Common Stock (or in lieu thereof, in certain circumstances, shares of Series B Preferred Stock with an equivalent current market price) equal to the quotient of (i) two times the Purchase Price divided by (ii) the then-current market price of our Common Stock.

At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the outstanding shares of our Common Stock), our Board may generally exchange all or part of the Rights (other than Rights beneficially owned by an Acquiring Person) for shares of our Common Stock at an exchange ratio of one share of Common Stock (or, at the option of our Board, fractional shares of Series B Preferred Stock with an aggregate current market price that equals the current market price of one share of our Common Stock) per Right, subject to adjustment.

Redemption

At any time prior to a Distribution Date, our Board may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (the “Redemption Price”) payable, in cash, shares of Common Stock or such other form of consideration as our Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price for each Right so held.

Amendments

At any time on or prior to a Distribution Date, we may supplement or amend any provision of the Plan in any respect without the approval of any holders of Rights. At any time after the occurrence of a Distribution Date, we may supplement or amend the Plan without the approval of any holders of Rights; provided, however, that no such supplement or amendment may (i) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person), (ii) cause the Plan again to become amendable other than in accordance with the amendment provision in the Plan or (iii) cause the Rights again to become redeemable.

Stockholder Rights

Until a Right is exercised or exchanged, the holder thereof, as such, will have no additional rights as a stockholder, including, without limitation, the right to vote or to receive dividends.

The Plan Amendment

Pursuant to the Plan Amendment, “Expiration Date” will be redefined so that the Rights will now expire upon the earliest of (i) the close of business on May 28, 2018, (ii) the time at which all Rights are redeemed or exchanged as provided in the Plan, (iii) the first day of our taxable year as to which our Board determines that no NOLs may be carried forward, (iv) a date  prior to a Stock Acquisition Date on which our Board determines that a limitation on the use of our NOLs under Section 382 would no longer be material to us, (v) the repeal or amendment of Section 382 or any successor statute, if the Board determines that the Plan is no longer necessary for the preservation of our NOLs, and (vi) September 30, 2015, if the Majority Stockholder does not submit prior to this date, its written consent to the Company regarding the approval of the Plan Amendment and the Company has not distributed to its stockholders an Information Statement regarding the Corporate Actions.

CERTAIN CONSIDERATIONS RELATING TO THE ADOPTION OF THE CORPORATE ACTIONS

        Our Board believes that attempting to protect the tax benefits of our NOLs as described above under “Background to the Corporate Actions” is in our and our stockholders’ best interests; however, we cannot eliminate the possibility that an ownership change will occur despite the adoption of the Protective Amendment and the Plan Amendment. Please consider the items discussed below.

The Internal Revenue Service (“IRS”) could challenge the amount of our NOLs or claim we experienced an ownership change, which could reduce the amount of our NOLs that we can use or eliminate our ability to use them altogether.

The IRS has not audited or otherwise validated the amount of our NOLs. The IRS could challenge the amount of our NOLs, which could limit our ability to use our NOLs to reduce our future income tax liability. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of our NOLs.

Continued Risk of Ownership Change

Although the Protective Amendment and the Amended Plan are intended to reduce the likelihood of an ownership change, we cannot assure you that they would prevent all transfers of our Common Stock that could result in such an ownership change. In particular, absent a court determination, we cannot assure you that the Protective Amendment’s restrictions on acquisition of our Common Stock will be enforceable against all our stockholders, and they may be subject to challenge on equitable grounds, as discussed above under Corporate Action 1.

Potential Effects on Liquidity

The Protective Amendment will restrict a stockholder’s ability to acquire, directly or indirectly, additional shares of our Common Stock in excess of the specified limitations. Furthermore, a stockholder’s ability to dispose of our Common Stock may be limited by reducing the class of potential acquirers for such Common Stock. In addition, a stockholder’s ownership of our Common Stock may become subject to the restrictions of the Protective Amendment upon actions taken by persons related to, or affiliated with, them. Stockholders are advised to carefully monitor their ownership of our stock and consult their own legal advisors and/or us to determine whether their ownership of our stock approaches the restricted levels.

Potential Impact on Value

The Board intends to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our Common Stock in uncertificated form, and to disclose such restrictions to the public generally. Because certain buyers, including persons who wish to acquire more than 4.9% of our Common Stock and certain institutional holders who may not be comfortable holding our Common Stock with restrictive legends, may not be able to purchase our Common Stock, the Protective Amendment could depress the value of our Common Stock in an amount that could more than offset any value preserved from protecting our NOLs. The Amended Plan could have a similar effect if investors object to holding our Common Stock subject to the terms of the Amended Plan.

Anti-Takeover Impact

The reason the Board adopted the Protective Amendment and the Plan Amendment is to preserve the long-term value of our NOLs. The Protective Amendment could be deemed to have an anti-takeover effect because, among other things, it will restrict the ability of a person, entity or group to accumulate more than 4.9% of our Common Stock and the ability of persons, entities or groups now owning more than 4.9% of our Common Stock from acquiring additional shares of our Common Stock without the approval of our Board. Similarly, while the Amended Plan is not intended to prevent a takeover, it does have a potential anti-takeover effect because an Acquiring Person’s ownership may be diluted upon the occurrence of a triggering event. Accordingly, the overall effects of the Protective Amendment and the Amended Plan may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. The Protective Amendment and the Amended Plan are not part of a plan by us to adopt a series of anti-takeover measures, and we are not presently aware of any potential takeover transaction.

Stockholders should be aware that we are subject to Section 203 of the DGCL, which provides, in general, that a transaction constituting a “business combination” within the meaning of Section 203 involving a person owning 15% or more of our outstanding voting stock (referred to as an “interested stockholder”) cannot be completed for a period of three years after the date on which the person became an interested stockholder unless (i) our Board approved either the business combination or the transaction that resulted in the person becoming an interested stockholder prior to such business combination or transaction, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of our outstanding voting stock (excluding shares owned by persons who are both directors and officers of the Company and shares owned by certain of our employee benefit plans), or (iii) the business combination was approved by our Board and by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

General

Our authorized capital stock consists of 18,000,000 shares of Common Stock, par value $0.001 per share and 1,000,000 shares of preferred stock, par value $0.001 per share, of which 250,000 shares have been designated Series A Participating Preferred Stock and 40,000 shares have been designated Series B Participating Preferred Stock. As of April 29, 2015, there were 11,565,103 shares of Common Stock outstanding.  As of April 29, 2015, there were no shares of preferred stock issued and outstanding.

The Series A Participating Preferred Stock were initially issued pursuant to the Company’s 1996 Rights Agreement, which was amended and restated on February 1, 2001 (the “Rights Agreement”). Pursuant to the terms of the Rights Agreement, the rights to the Series A Participating Preferred Stock expired on December 5, 2006 and, as a result, Series A Participating Preferred Stock are no longer able to be issued.

Common Stock

Voting Rights. Subject to the preferences applicable to any preferred stock outstanding at any time, holders of Common Stock vote together as a single class on all matters submitted to a vote of the stockholders. Each holder of Common Stock is entitled to cast one vote per share held by such holder on all matters submitted to a vote of the stockholders. Generally, all matters submitted to a vote of the stockholders must be approved by a majority of the votes cast on the matter by the holders of Common Stock present in person or represented by proxy, voting together as a single class at a meeting at which a quorum is present, subject to any voting rights granted to holders of any outstanding shares of preferred stock.

Conversion Rights. Shares of Common Stock are not convertible into other securities of the Company.

Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.

No Preemptive or Redemption Rights. Our Common Stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions. Upon our liquidation, dissolution or winding−up, the holders of Common Stock are entitled to share equally in all of our assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.

Our Board is authorized, subject to limitations imposed by the DGCL, to issue up to a total of 1,000,000 shares of preferred stock in one or more series, without stockholder approval. As of April 29, 2015, no shares of preferred stock were issued or outstanding. Our Board is authorized to establish from time to time the number of shares to be included in each series, and to fix the designations, preferences and rights of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions, subject to the provisions of any series of preferred stock.

The Board may authorize the issuance of preferred stock with voting or conversion rights that could harm the voting power or other rights of the holders of the Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and might harm the market price of the Common Stock and the voting and other rights of the holders of Common Stock. The Company has no current plans to issue any shares of preferred stock.

Other Terms

Classification of Our Board of Directors. The Certificate of Incorporation provides that our Board has the power to make, alter, amend, or repeal the Amended and Restated Bylaws, and to adopt any new Bylaw.  The entire Board is elected annually, and each member will serve a one−year term.

Charter Transfer Restrictions. Upon the effectiveness of the Protective Amendment, there will be transfer restrictions contained in our Certificate of Incorporation to help preserve our NOLs that will generally prohibit the transfer of our Common Stock and other corporate securities if such a transfer would result in (i) a party having an ownership interest of 4.9% or greater in the Company or (ii) an increased ownership interest of a party that already has an ownership interest of 4.9% or greater in the Company, as specifically provided in our Certificate of Incorporation.

Calling of a Special Meeting of Stockholders. The Amended and Restated Bylaws provide that the Board may call a special meeting at upon the request of the chairman of the Board, the chief executive officer or by a majority of the members of the Board. Special meetings may not be called by any other person or persons.

Action of the Stockholders by Written Consent. The Amended and Restated Bylaws permit action by the written consent of not less than the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.

Anti−Takeover Effects of Delaware Law. The Company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	The transaction is approved by the board before the date the interested stockholder attained that status;

•
Upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
On or after the date the business combination is approved by the board and authorized at a meeting of stockholders by at least two−thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines “business combination” to include the following:

•	Any merger or consolidation involving the corporation and the interested stockholder;

•	Any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	Subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
Any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	The receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons. A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

OTCQB Marketplace Listing Symbol. Our Common Stock is traded in the over the counter market and is quoted on the OTCQB marketplace under the ticker symbol “SXCL.”  We have applied to have our Common Stock listed on the Nasdaq Capital Market.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of our Common Stock as of May 21, 2015, by (a) each beneficial owner of 5% or more of our outstanding Common Stock known to us, (b) each of our directors and our director nominees, (c) each of our “named executive officers” and (d) all of our current directors and executive officers as a group.

The percentage of beneficial ownership for the table is based on 11,565,103 shares of our Common Stock outstanding as of April 30, 2015. To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their shares of our Common Stock. Unless otherwise indicated in the footnotes to the table below, each beneficial owner listed below maintains a mailing address of c/o Steel Excel Inc., 1133 Westchester Avenue, Suite N222, White Plains, New York 10604.

The number of shares beneficially owned by each stockholder is determined under SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of Common Stock over which the stockholder has sole or shared voting or investment power and those shares of Common Stock that the stockholder has the right to acquire within 60 days after May 21, 2015, including through the exercise of an option or vesting of a restricted stock unit, or “RSU”. The “Percentage of Shares Outstanding” column treats as outstanding all shares underlying options that are exercisable within 60 days after May 21, 2015, or vesting of an RSU held by the directors and named executive officers individually and as a group, but not shares underlying equity awards that are exercisable by other stockholders.

	Steel Excel Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Shares Outstanding
Directors and Named Executive Officers:
Jack L. Howard (1)	87,446	*
Warren G. Lichtenstein (2)	126,176	1.1%
James F. McCabe, Jr. (3)	6,007	*
John Mutch (4)	32,106	*
John J. Quicke (5)	53,515	*
Gary W. Ullman (6)	22,731	*
Robert J. Valentine (6)	20,231	*
Directors and executive officers as a group (8 persons) (7)	357,791	3.0%
5% Stockholders:
SPH Group Holdings LLC (8)	6,611,799	57.2%
Dimensional Fund Advisors LP (9)	829,781	7.2%
GAMCO Investors, Inc. et al (10)	1,621,061	14.0%
______________

*	Less than one percent.
(1)
Includes (i) 29,041 unvested shares of restricted stock issued as of February 4, 2015, pursuant to the 2004 Equity Incentive Plan, which currently have voting rights but do not vest until March 15, 2016, (ii) 7,000 shares underlying the non-qualified stock options that are exercisable within 60 days of May 21, 2015, and (iii) 2,500 shares underlying the restricted stock units that vest within 60 days of May 21, 2015, provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.

(2)
Includes (i) 36,301 unvested shares of restricted stock issued as of February 4, 2015, pursuant to the 2004 Equity Incentive Plan, which currently have voting rights but do not vest until March 15, 2016, (ii) 28,250 shares underlying the non-qualified stock options that are exercisable within 60 days of May 21, 2015, and (iii) 2,500 shares underlying the restricted stock units that vest within 60 days of May 21, 2015, provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.

(3)
Includes: (i) 748 unvested shares of restricted stock issued as of April 8, 2013, pursuant to the 2004 Equity Incentive Plan, which currently have voting rights but do not vest until April 8, 2016, (ii) 1,521 unvested shares of restricted stock issued as of March 20, 2014, pursuant to the 2004 Equity Incentive Plan, which currently have voting rights and will vest in approximately equal installments on each of March 20, 2016 and 2017, and (iii) 2,775 unvested shares of restricted stock issued as of February 4, 2015, pursuant to the 2004 Equity Incentive Plan, which currently have voting rights and will vest in approximately equal installments on each of March 15, 2016, 2017, and 2018.

(4)
Includes (i) 7,000 shares underlying the non-qualified stock options that are exercisable within 60 days of May 21, 2015, (ii) 2,500 shares underlying the restricted stock units that vest within 60 days of May 21, 2015, and (iii) 4,356 unvested shares of restricted stock issued as of February 4, 2015, pursuant to the 2006 Director Plan, which currently have voting rights but do not vest until March 15, 2016, provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.

(5)
Includes (i) 10,890 unvested shares of restricted stock issued as of February 4, 2015, pursuant to the 2004 Equity Incentive Plan, which currently have voting rights but do not vest until March 15, 2016, (ii) 7,000 shares underlying the non-qualified stock options that are exercisable within 60 days of May 21, 2015, and (iii) 2,500 shares underlying the restricted stock units that vest within 60 days of May 21, 2015, provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.

(6)
Includes (i) 3,250 shares underlying the non-qualified stock options that are exercisable within 60 days of May 21, 2015, (ii) 2,500 shares underlying the restricted stock units that vest within 60 days of May 21, 2015, and (iii) 4,356 unvested shares of restricted stock issued as of February 4, 2015, pursuant to the 2006 Director Plan, which currently have voting rights but do not vest until March 15, 2016, provided, however, that the Compensation Committee may accelerate vesting in its sole discretion when and in the event his status as a member of the Board of Directors has terminated by reason of his death, disability, voluntary resignation or termination by the Company without cause.

(7)
Includes 9,579 shares of Common Stock beneficially owned by Leonard J. McGill, our Vice President, General Counsel and Secretary. The 9,579 shares held by Mr. McGill includes (i) 2,010 unvested shares of restricted stock issued as of December 16, 2013, pursuant to the 2004 Equity Incentive Plan, which currently have voting rights and will vest in approximately equal installments on each of December 16, 2015 and 2016, and (ii) 4,927 unvested shares of restricted stock issued as of February 4, 2015, pursuant to the 2004 Equity Incentive Plan, which currently have voting rights and will vest in approximately equal installments on each of March 15, 2016, 2017, and 2018.

(8)
Based on information contained in Amendment No. 38 to the Schedule 13D filed on May 21, 2015, SPHG Holdings directly owns 6,611,799 shares of the Company’s Common Stock. SPH Group LLC (“SPHG”) is the sole member of SPHG Holdings and Steel Holdings owns 99% of the membership interests of SPHG. Steel Holdings GP is the general partner of Steel Holdings, the managing member of SPHG and the manager of SPHG Holdings. Steel Holdings, SPHG and Steel Holdings GP disclaim beneficial ownership of the shares owned by SPHG Holdings except to the extent of their pecuniary interest therein. SPHG Holdings’ address is 590 Madison Avenue, 32 Floor, New York, New York 10022.

(9)
Based solely on information contained in Amendment No. 7 to the Schedule 13G filed by Dimensional Fund Advisors, L.P. a Delaware limited partnership (“Dimensional”) with the SEC on February 5, 2015. Dimensional reported that it had sole voting power with respect to 825,402 shares and sole dispositive power with respect to 829,781shares. In its filing, Dimensional states that it is an investment adviser under Section 203 of the Investment Advisers Act of 1940, which furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (these investment companies, trusts and accounts are collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser and/or manager to certain Funds.  In its role as investment adviser, sub-adviser and/or manager, neither Dimensional nor its subsidiaries possesses voting and/or investment power over the shares held by the Funds. However, all shares reported are owned by the Funds. Dimensional, on behalf of itself and its subsidiaries, disclaims beneficial ownership of the shares. Dimensional’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(10)
Based solely on information contained in Amendment No. 9 to the Schedule 13D filed by GAMCO Investors, Inc. et al with the SEC on November 26, 2013. GAMCO Asset Management Inc. reported that it had sole voting and dispositive power with respect to 894,113 shares. Gabelli Funds, LLC reported that it had sole voting and dispositive power with respect to 256,110 shares. GGCP, Inc. reported that it had sole voting and dispositive power with respect to 9,000 shares. Teton Advisors reported that it had sole voting and dispositive power with respect to 461,838 shares. The address of these parties other than GGCP is One Corporate Center, Rye, New York 10580-1435. The address of GGCP is 140 Greenwich Avenue, Greenwich, CT 06830.

DELIVERY OF INFORMATION STATEMENT

To reduce the expenses of delivering duplicate materials to our stockholders, we are taking advantage of householding rules that permit us to deliver only one Information Statement to stockholders who share the same address unless otherwise requested.

If you share an address with another stockholder and have received only one Information Statement, you may write or call us to request a separate copy at no cost to you. For future mailings, you may request separate materials or, if you are receiving multiple copies you may request that we only send one set of materials, by writing to us at Steel Excel Inc., Attn: Leonard J. McGill, Corporate Secretary, 590 Madison Avenue, 32nd Floor, New York, New York 10022.

COST OF THIS INFORMATION STATEMENT

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

FORWARD−LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by their use of such words as “expects,” “anticipates,” “intends,” “hopes,” “believes,” “could,” “may,” “will,” “projects” and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements. We caution that a variety of factors, including but not limited to the following, could cause our results to differ materially from those expressed or implied in our forward-looking statements: our ability to deploy our capital in a manner that maximizes stockholder value; the ability to identify suitable acquisition candidates or business and investment opportunities; the inability to realize the benefits of our net operating losses; the ability to consolidate and manage our newly acquired businesses; fluctuations in demand for our services; the hazardous nature of operations in the oilfield services industry, which could result in personal injury, property damage or damage to the environment; environmental and other health and safety laws and regulations, including those relating to climate change; general economic conditions and other risks detailed from time to time in filings we make with the SEC, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. Except as required by law, we assume no obligation to update any forward-looking information that is included in this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or copy any document we file at the public reference room maintained by the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Copies of this information may also be obtained by mail from the SEC’s Public Reference Branch at Station Place, 100 F Street, N.E., Washington, D.C. 20549. In addition, our filings with the SEC are also available to the public on the SEC’s internet website at http://www.sec.gov and on our corporate website, www.steelexcel.com.

Copies of material filed by us with the SEC, including the information we are incorporating by reference, may also be obtained free of charge and within one business day of our receipt of such request, by writing to us at Steel Excel Inc., Attn: Leonard J. McGill, Corporate Secretary, 590 Madison Avenue, 32nd Floor, New York, New York 10022.

Appendix A

Protective Amendment

AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
STEEL EXCEL INC.

Steel Excel Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”) DOES HEREBY CERTIFY THAT:

FIRST: This Amendment to the Certificate of Incorporation (the “Certificate of Incorporation”), of the Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SECOND: This Amendment to the Certificate of Incorporation adds an Article Fourteen to the Certificate of Incorporation to read in its entirety as follows:

ARTICLE FOURTEEN

Part 1.  Definitions.  As used in this Article Fourteen, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

(i)                “4.9-percent Transaction” means any Transfer described in clause (a) or (b) of Part 2 of this Article Fourteen.

(ii)               “4.9-percent Stockholder” a Person who owns a Percentage Stock Ownership equal to or exceeding 4.9% of the Corporation’s then-outstanding Stock, whether directly or indirectly, and including Stock such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the applicable Treasury Regulations and Internal Revenue Service guidance thereunder.

(iii)              “Agent” has the meaning set forth in Part 5 of this Article Fourteen.

(iv)             “Board of Directors” or “Board” means the board of directors of the Corporation.

(v)              “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(vi)             “Corporation Security” or “Corporation Securities” means (i) any Stock, (ii) shares of Preferred Stock issued by the Corporation (other than Preferred Stock described in Section 1504(a)(4) of the Code), and (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation.

(vii)            “Effective Date” means July [20], 2015.

(viii)           “Excess Securities” has the meaning given such term in Part 4 of this Article Fourteen.

(ix)              “Expiration Date” means the earlier of (i) the close of business on July [20], 2018, (ii)  the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article Fourteen is no longer necessary or desirable for the preservation of Tax Benefits, (iii) the close of business on the first day of a taxable year of the Corporation as to which the Board of Directors determines that no Tax Benefits may be carried forward (iv) such date as the Board of Directors shall fix in accordance with Part 12 of this Article Fourteen, or (v) the final adjournment of 2016 Annual Meeting of Stockholders if approval by a majority of the stockholders voting at such meeting has not been received.

(x)               “Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation § 1.382-2T(g), (h), (j) and (k) or any successor provision and other pertinent Internal Revenue Service guidance.

(xi)              “Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

(xii)             “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

(xiii)            “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article Fourteen.

(xiv)           “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

(xv)            “Purported Transferee” has the meaning set forth in Part 4 of this Article Fourteen.

(xvi)           “Securities” and “Security” each has the meaning set forth in Part 7 of this Article Fourteen.

(xvii)          “Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

(xviii)         “Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

(xix)            “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

(xx)             “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-4(d). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation.

(xxi)            “Transferee” means any Person to whom Corporation Securities are Transferred.

 (xxii)          “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

Part 2.  Transfer and Ownership Restrictions.  In order to preserve the Tax Benefits, from and after the Effective Date of this Article Fourteen any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 4.9-percent Stockholder or (b) the Percentage Stock Ownership in the Corporation of any 4.9-percent Stockholder would be increased.

Part 3.  Exceptions.

(i)               Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted.

(ii)              The restrictions set forth in Part 2 of this Article Fourteen shall not apply to an attempted Transfer that is a 4.9-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Part 3 of Article Fourteen, the Board of Directors, may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in a limitation on the use of the Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article Fourteen through duly authorized officers or agents of the Corporation. Nothing in this Part 3 of this Article Fourteen shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

Part 4.  Excess Securities.

(i)               No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled, with respect to such Excess Securities, to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Part 5 of this Article Fourteen or until an approval is obtained under Part 3 of this Article Fourteen. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of Parts 4 or 5 of this Article Fourteen shall also be a Prohibited Transfer.

(ii)              The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article Fourteen, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Stock and other evidence that a Transfer will not be prohibited by this Article Fourteen as a condition to registering any transfer.

Part 5.  Transfer to Agent.  If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Part 6 of this Article Fourteen if the Agent rather than the Purported Transferee had resold the Excess Securities.

Part 6.  Application of Proceeds and Prohibited Distributions.  The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Part 6 of Article Fourteen. In no event shall the proceeds of any sale of Excess Securities pursuant to this Part 6 of Article Fourteen inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

Part 7.  Modification Of Remedies For Certain Indirect Transfers.  In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware law (“Securities,” and individually, a “Security”) but which would cause a 4.9-percent Stockholder to violate a restriction on Transfers provided for in this Article Fourteen, the application of Parts 5 and 6 of this Article Fourteen shall be modified as described in this Part 7 of this Article Fourteen. In such case, no such 4.9-percent Stockholder shall be required to dispose of any interest that is not a Security, but such 4.9-percent Stockholder and/or any Person whose ownership of Securities is attributed to such 4.9-percent Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.9-percent Stockholder, following such disposition, not to be in violation of this Article Fourteen. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Parts 5 and 6 of this Article Fourteen, except that the maximum aggregate amount payable either to such 4.9-percent Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 4.9-percent Stockholder or such other Person. The purpose of this Part 7 of Article Fourteen is to extend the restrictions in Part 2 and 5 of this Article Fourteen to situations in which there is a 4.9-percent Transaction without a direct Transfer of Securities, and this Part 7 of Article Fourteen, along with the other provisions of this Article Fourteen, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

Part 8.  Legal Proceedings; Prompt Enforcement.  If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Part 5 of this Article Fourteen (whether or not made within the time specified in Part 5 of this Article Fourteen), then the Corporation may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Part 8 of Article Fourteen shall (1) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article Fourteen being void ab initio, (2) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (3) cause any failure of the Corporation to act within the time periods set forth in Part 5 of this Article Fourteen to constitute a waiver or loss of any right of the Corporation under this Article Fourteen. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article Fourteen.

Part 9.  Liability.  To the fullest extent permitted by law, any stockholder subject to the provisions of this Article Fourteen who knowingly violates the provisions of this Article Fourteen and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

Part 10.  Obligation to Provide Information.  As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article Fourteen or the status of the Tax Benefits of the Corporation.

Part 11.  Legends.  The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of  shares of Stock that are subject to the restrictions on transfer and ownership contained in this Article Fourteen bear the following legend:

“THE CERTIFICATE OF INCORPORATION (THE “CERTIFICATE OF INCORPORATION”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 4.9 PERCENT STOCKHOLDER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S CERTIFICATE OF INCORPORATION TO CAUSE THE 4.9 PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Part 3 of this Article Fourteen also bear a conspicuous legend referencing the applicable restrictions.

 Part 12.  Authority of Board of Directors.

(a)              The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article Fourteen, including, without limitation, (1) the identification of 4.9-percent Stockholders, (2) whether a Transfer is a 4.9-percent Transaction or a Prohibited Transfer, (3) the Percentage Stock Ownership in the Corporation of any 4.9-percent Stockholder, (4) whether an instrument constitutes a Corporation Security, (5) the amount (or fair market value) due to a Purported Transferee pursuant to Part 6 of this Article Fourteen, and (6) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article Fourteen. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind Bylaws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article Fourteen for purposes of determining whether any Transfer of Corporation Securities would jeopardize or endanger the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article Fourteen.

(b)              Nothing contained in this Article Fourteen shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (1) accelerate or extend the Expiration Date, (2) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article Fourteen, (3) modify the definitions of any terms set forth in this Article Fourteen or (4) modify the terms of this Article Fourteen as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

(c)              In the case of an ambiguity in the application of any of the provisions of this Article Fourteen, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article Fourteen requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article Fourteen. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article Fourteen. The Board of Directors may delegate all or any portion of its duties and powers under this Article Fourteen to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article Fourteen through duly authorized officers or agents of the Corporation. Nothing in this Article Fourteen shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

Part 13.  Reliance.  To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article Fourteen. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

Part 14.  Benefits of This Article Fourteen.  Nothing in this Article Fourteen shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article Fourteen. This Article Fourteen shall be for the sole and exclusive benefit of the Corporation and the Agent.

Part 15.  Severability.  The purpose of this Article Fourteen is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article Fourteen or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article Fourteen.

Part 16.  Waiver.  With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article Fourteen, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed on this 28th day of May, 2015.

STEEL EXCEL INC.

By:
Name:
Title:

Appendix B

Plan Amendment

SECOND AMENDMENT TO THE
TAX BENEFITS PRESERVATION PLAN

Second Amendment to the Tax Benefits Preservation Plan (this “Amendment”), dated as of June 25, 2015 and effective as of May 28, 2015, by and between Steel Excel Inc., a Delaware corporation (the “Company”), and Registrar and Transfer Company, as Rights Agent (the “Rights Agent”).

Background

A. The Company and the Rights Agent are parties to that certain Tax Benefits Preservation Plan, dated as of December 21, 2011, and as amended on May 1, 2012 (the “Plan”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them by the Plan.

B. The Company desires to amend the Plan as more particularly described herein.

NOW THEREFORE, in consideration of the mutual promises, agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.      Amendment.  The Plan shall be amended by deleting clause (i) of the definition of “Expiration Date” contained in Section 1 of the Plan in its entirety and substituting the following in its place:

“means the earliest of (i) the close of business on May 28, 2018, (ii) the time at which all Rights are redeemed or exchanged as provided in Section 19 or as exchanged as provided in Section 20, (iii) the first day of a taxable year of the Company as to which the Board of Directors determines that no Tax Benefits may be carried forward, (iv) a date prior to a Stock Acquisition Date on which the Board of Directors determines that a limitation on the use of the Tax Benefits under Section 382 would no longer be material to the Company, (v) the repeal or amendment of Section 382 or any successor statute, if the Board of Directors determines that this Plan is no longer necessary for the preservation of Tax Benefits, and (vi) September 30, 2015, if SPH Group Holdings, LLC does not submit prior to this date, its written consent to the Company regarding the approval of an amendment to this Plan and the Company has not distributed to its stockholders an Information Statement on Schedule 14C regarding such amendment.”

2.      Amendment.  The Plan shall be amended by deleting the definition of “Final Expiration Date” contained in Section 1 of the Plan in its entirety.

3.      Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.  A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

4.      Severability.  If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

5.      Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

6.      Descriptive Headings.  Descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

7.      Plan in Full Force and Effect as Amended.  Except as specifically amended hereby, all of the terms and conditions of the Plan shall be in full force and effect. All references to the Plan in any other document or instrument shall be deemed to mean such Plan as amended by this Amendment. The parties hereto agree to be bound by the terms and obligations of the Plan, as amended by this Amendment, as though the terms and obligations of the Plan were set forth herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first written above.

STEEL EXCEL INC.

By:	/s/ Jack Howard
	Name:	Jack Howard
	Title:	Vice Chairman

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Dennis V. Moccia
	Name:	Dennis V. Moccia
	Title:	Manager, Contract Administrator